UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

Starwood Credit Real Estate Income Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56577	93-6487687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue
Miami Beach, Florida 33139
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2023, Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), entered into an advisory agreement (the “Advisory Agreement”) with Starwood Credit Advisors, L.L.C. (the “Advisor”), pursuant to which the Advisor has the authority to source, evaluate and monitor the Company’s investment opportunities and make decisions related to the origination, acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of trustees.

A description of the Advisory Agreement was included under “Item 1. Business—Advisory Agreement” of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2023. Such description is incorporated by reference herein.

The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Company’s continuous private offering, on December 1, 2023, the Company sold an aggregate of 354,800 of its common shares (the “Shares”) for aggregate consideration of approximately $7.1 million at a price per Share equal to $20.00, plus applicable upfront selling commissions and dealer manager fees. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and Regulation D thereunder.

The following table details the Shares sold:

Title of Securities	Number of Shares Sold	Aggregate Consideration
Class S Common Shares	259,750	$5,227,300(1)
Class I Common Shares	67,050	$1,341,000
Class E Common Shares	28,000	$560,000

(1)	Includes upfront selling commission and dealer manager fees of $32,300.

As previously disclosed, on November 13, 2023, the Company entered into a subscription agreement, by and between the Company and Starwood Real Estate Income Holdings, L.P., an affiliate of the Advisor (“Starwood RE Income Holdings”), pursuant to which Starwood RE Income Holdings has agreed, from time to time, to purchase from the Company an aggregate amount of not less than $150 million in Class E shares, at a price per share equal to the Company’s most recently determined NAV of its Class E shares, or if an NAV has yet to be calculated, then $20.00 (the “Initial Capitalization”). On November 30, 2023, in connection with the Initial Capitalization, the Company issued an aggregate of 1,575,000 of its Class E shares to Starwood RE Income Holdings at a price per share of $20.00 for an aggregate purchase price of $31.5 million. The offer and sale of the shares to Starwood RE Income Holdings was exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on December 1, 2023, the Company executed its Amended and Restated Declaration of Trust (the “Amended and Restated Declaration of Trust”), which amended and restated the Company’s Declaration of Trust, dated June 28, 2023.

In connection with the execution of the Amended and Restated Declaration of Trust, effective on December 1, 2023, the Company adopted its Bylaws.

Descriptions of the Amended and Restated Declaration of Trust and Bylaws were included under “Item 5. Trustees and Executive Officers—Corporate Governance,” “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares” and “Item 12. Indemnification of Trustees and Officers—Declaration of Trust” of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on October 31, 2023. Such descriptions are incorporated by reference herein.

The foregoing description of the Amended and Restated Declaration of Trust and Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Declaration of Trust and Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Declaration of Trust of the Company, dated December 1, 2023

3.2	Bylaws of the Company, dated December 1, 2023

10.1	Advisory Agreement, dated December 1, 2023, by and between Starwood Credit Real Estate Income Trust and Starwood Credit Advisors, L.L.C.

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD CREDIT REAL ESTATE INCOME TRUST

Date: December 6, 2023

	By:	/s/ Dennis G. Schuh
	Name:	Dennis G. Schuh
	Title:	Chief Executive Officer and President